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                                                              EXHIBIT 10.17

                                     Revised
                Amendment to International Distribution Agreement

         This Amendment Agreement is entered into this 13th day of May, 1996 between CardioVascular Dynamics, Inc., a Delaware corporation ("CVD"), EndoSonics Corporation, a Delaware corporation ("Endosonics"), and Fukuda Intervention Systems Co., Ltd., a subsidiary of Fukuda Denshi Co., Ltd., of Japan (herefter "Distributor").

         WHEREAS, the parties hereto are parties to an International Distribution Agreement dated May 28, 1993, as amended on October 27, 1994 and July 17, 1995 ( the "Distribution Agreement");

         WHEREAS, the parties desire to include certain additional products of CVD to be covered under the terms and conditions of the Distribution Agreement;

         WHEREAS, in consideration for includinag such additional products, Distributor has agreed to make a cash payment of U.S. $750,000 to CVD, which payment shall be converted into capital stock of CVD on the terms set forth herein;

         NOW, THEREFORE, IT IS HEREBY AGREED:

         1. The definition of "Products" in "Exhibit A" to the Distribution Agreement is hereby amended to include those as expressly modified by this
Section 1, all other terms and conditions of the Distribution Agreement remain in full force and effect.

         2. Distributor shall make a cash payment to CVD in the amount of U.S. $750,000 (the "Cash Payment") coincident with the execution of this Agreement. The Cash Payment shall be converted into capital stock of either CVD or EndoSonics on the terms set forth below;

                  a. In the event that CVD issues and sells Common Stock in a future round of equity financing in which CVD raises at least $750,000 from persons or entities which are not, prior to such financing, equity holders of CVD (the "Future Financing") subsequent to the date of this Amendment Agreement, the Cash Payment paid pursuant to Section 2 hereof shall automatically be converted into shares of Common Stock, such Common Stock having the same rights, preferences and privileges and at the same price as the securities purchased by the participants in the Future Financing.

                  b. In the event that EndoSonics or CVD shall consolidate, merge, sell, convey or dispose of substantially all of CVD's shares before the issuance of CVD's new shares in return for Fukuda's Cash Payment of $750,000 as described in section 2(a) above, CVD will repay the $750,000 cash payment to Fukuda, plus interest equal to eight (8) percent per year.
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                  c. If none of the events set forth in Sections 2 (a) of (b)
have occurred prior to the expiration of thirty (30) months from the date hereof, CVD agrees to hire, at CVD's expense, an independent investment banker to value CVD and determine the per share price at which the U.S. $750,000 shall be converted into shares of CVD with terms comparable to CVD's outstanding Common Stock, except for price related terms. The investment banker shall be selected and agreed to by CVD and Distributor.

                  Immediately upon the occurrence of any of the events set forth in Sections 2(a), (b) or (c) hereof, the remaining conversion rights set forth in this Section 2 shall terminate.

                  3. a. This Amendment Agreement shall be governed by the laws of California, without regard to its choice of laws or conflicts of law provisions.

                           b. This Agreement may be executed in counterparts,
each copy of which shall for all purposes be deemed an original.
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         IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first above written.

FUKUDA INTERVENTION CO., LTD.
BY:   /s/ KOTARO FUKUDA
TITLE:  PRESIDENT

FUKUDA DENSHI CO., LTD.
BY:  /s/ KOTARO FUKUDA
TITLE:  PRESIDENT

CARDIOVASCULAR DYNAMICS, INC.
BY:  /s/ MICHAEL R. HENSON
TITLE:  PRESIDENT/CEO

ENDOSONICS CORPORATION
BY:  /s/ MICHAEL R. HENSON
TITLE:  CHAIRMAN
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                                    Exhibit A

[CVD Interpoint Products for Peripheral Vascular, Neurovascular,
Gastrointestinal and Urology Applications]